Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
August 3, 2009		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares 2nd Quarter 2009 Results
Continued positive trends in key performance indicators
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported a second quarter loss of $493 thousand compared to the second quarter 2008 loss of $1.088 million. On a year-to-date basis the company reported a net loss of $972 thousand compared to a loss of $3.2 million for the same period in 2008. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“We are continuing to manage through this difficult economic cycle. Our team remains focused on the financial strategies we believe will return us to profitability: reducing nonperforming assets, increasing core deposits, expanding our net interest margin, and managing non-interest expense,” said Thomas A. Young, Jr., President & CEO. “At the end of the second quarter nonperforming assets declined to 2.41% of total assets, down 50 basis points from the December 31, 2008 level of 2.91%. Our long-term deposit growth strategies are paying off, as well. Total demand deposits rose to $148.2 million as of June 30, 2009 or nearly double the December 31, 2008 level of $75.4 million. ” he continued.
Total deposits amounted to $516.3 million as of June 30, 2009 compared to $428.7 million as of December 31, 2008. As of June 30, 2009, demand deposits represented 28.7% of total deposits up from the 17.6% as of December 31, 2008. The net interest margin was 2.82% for the quarter ended June 30, 2009 and 2.80% for the first six months of 2009. This is a significant improvement over the 2008 levels of 2.59% and 2.58% for second quarter and the first half of 2008 respectively. The strategy to increase core deposits has allowed the organization to reposition certain longer-term fundings and reduce the overall interest cost to fund the organization.
In addition to the normal operating expenses, the organization recorded a charge of $299 thousand for the special FDIC assessment that impacted all banks in the second quarter of 2009. The total non-interest expenses for the second quarter of 2009 adjusted for the special FDIC assessment were $248 lower than the non-interest expense level of $5.3 million in the same period 2008.
Total assets were $643.8 million as of June 30, 2009 or $71.0 million greater than the December 31, 2008 level of $572.8 million and $74.2 million greater than the June 30, 2008 level of $569.6 million. As part of the strategic initiative to reduce certain loan concentrations, the loan portfolio declined from the December 31, 2008 level of $367.4 million to the June 30, 2009 level of $354.6 million. Alliance remains committed to community lending; however the appetite for certain loan types (e.g. real estate construction and land) has diminished. The strategy to reduce the trading security positions has also been very effective. At June 30, 2009, trading assets amounted to $36.5 million or $46.1 million lower than the December 31, 2008 level of $82.6 million.
“Alliance continues to remain focused on core business operations as we manage through these tough economic times. The members of the board are pleased to see the positive indicators such as an increased net interest margin, decreased levels of nonperforming assets to total assets, strong demand deposit growth and reduced levels of operating losses. We believe that the proactive steps taken by management will enhance the long-term value of the franchise while managing through these unprecedented economic times,” said William M. Drohan, Chairman of the Board of Directors.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2009*	2008	2008*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$71,135	$12,205	$26,321
Federal funds sold	14,999	5,050	15,265
Trading securities, at fair value	36,468	82,584	98,514
Investment securities available-for-sale, at fair value	137,538	73,303	24,354

Loans held for sale	1,206	347	1,087
Loans, net of unearned discount and fees	354,639	367,371	372,169
Less: allowance for loan losses	(5,213)	(5,751)	(5,502)

Loans, net	349,426	361,620	366,667

Premises and equipment, net	1,974	1,888	2,073
Other real estate owned (OREO)	9,835	11,749	14,495
Goodwill and intangibles	5,690	5,900	6,368
Other assets	15,550	18,203	14,418

TOTAL ASSETS	$643,821	$572,849	$569,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$148,159	$75,448	$89,173
Interest-bearing deposits ($9,329, $24,180 and $78,964 at fair value)	368,162	353,276	337,102

Total deposits	516,321	428,724	426,275

Repurchase agreements, federal funds purchased and other borrowings	26,159	40,711	35,075
Federal Home Loan Bank advances ($25,729, $26,361 and $25,871 at fair value)	50,729	51,361	50,871
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	4,225	4,576	4,752
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	607,744	535,682	527,283

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,106,819 shares issued and outstanding at June 30, 2009, December 31, 2008 and June 30, 2008, respectively.	20,427	20,427	20,427
Capital surplus	25,613	25,364	25,223
Retained earnings (deficit)	(9,592)	(8,620)	(2,766)
Accumulated other comprehensive income (loss), net	(371)	(4)	(605)

TOTAL STOCKHOLDERS’ EQUITY	36,077	37,167	42,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$643,821	$572,849	$569,562

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009*	2008*	2009*	2008*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,177	$5,972	$10,462	$12,213
Trading securities	445	987	1,103	2,096
Investment securities	1,447	298	2,614	597
Federal funds sold	15	40	28	86

Total interest income	7,084	7,297	14,207	14,992

INTEREST EXPENSE:
Deposits	2,649	3,335	5,550	6,594
Purchased funds and other borrowings	575	807	1,135	2,074

Total interest expense	3,224	4,142	6,685	8,668

Net interest income	3,860	3,155	7,522	6,324
Provision for loan losses	700	610	1,274	1,160

Net interest income after provision for loan losses	3,160	2,545	6,248	5,164

OTHER INCOME:
Insurance commissions	738	753	1,690	1,816
Deposit account service charges	75	66	143	144
Gain on sale of loans	33	32	75	92
Net gain on sale of securities	274	8	863	10
Trading activity and fair value adjustments	325	166	(139)	(2,389)
Other operating income	29	24	46	67

Total other income (loss)	1,474	1,049	2,678	(260)

OTHER EXPENSES:
Salaries and employee benefits	2,186	2,131	4,378	4,425
Occupancy expense	665	546	1,272	1,091
Equipment expense	226	242	444	477
Other real estate owned expense	217	566	615	574
Operating expenses	2,100	1,858	3,708	3,240

Total other expenses	5,394	5,343	10,417	9,807

INCOME (LOSS) BEFORE INCOME TAXES	(760)	(1,749)	(1,491)	(4,903)
Income tax expense (benefit)	(267)	(661)	(519)	(1,737)

NET INCOME (LOSS)	$(493)	$(1,088)	$(972)	$(3,166)

Net income (loss) per common share, basic	$(0.10)	$(0.21)	$(0.19)	$(0.62)

Net income (loss) per common share, diluted	$(0.10)	$(0.21)	$(0.19)	$(0.62)

Weighted average number of shares, basic	5,106,819	5,106,819	5,106,819	5,106,819

Weighted average number of shares, diluted	5,106,819	5,106,819	5,106,819	5,106,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	June 30,	June 30,
	2009*	2008*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$362,088	$375,545
Average earning assets	558,737	502,857
Average assets	604,750	558,105
Average non-interest bearing deposits	110,320	69,049
Average total deposits	463,670	396,373
Average interest-bearing liabilities	455,503	443,079
Average equity	36,290	43,612
Net interest margin (1)	2.82%	2.59%
Earnings per share, basic	$(0.10)	$(0.21)
Earnings per share, diluted	(0.10)	(0.21)

For The Six Months Ended:
Average loans	$365,166	$382,565
Average earning assets	552,635	505,234
Average assets	597,501	552,526
Average non-interest bearing deposits	94,399	67,186
Average total deposits	442,594	383,230
Average interest-bearing liabilities	463,474	437,807
Average equity	36,749	44,319
Net interest margin (1)	2.80%	2.58%
Earnings per share, basic	$(0.19)	$(0.62)
Earnings per share, diluted	(0.19)	(0.62)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	December 31,	June 30,
	2009*	2008	2008*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$147	$1,428	$4,616
Non-accrual loans	5,544	3,467	2,834
OREO	9,835	11,749	14,495
Total nonperforming assets & past due loans	$15,526	$16,644	$21,945

Specific reserves associated with impaired & non-accrual loans	$806	$1,148	$1,283

Largest components of the nonperforming assets listed above:
June 30, 2009 impaired loans (100% of the total)
      $147 thousand which is an office condominium in Northern Virginia.
June 30, 2009 non-accrual loans (95.4% of the total)
      $3.2 million which is secured by multi-family land in Northern Virginia.
      $973 thousand which is secured by 1-4 family residential properties to four individual borrowers.
      $410 thousand which is secured by a residential condominium project in Virginia Beach, Virginia.
          (Non-accrual as of 9/30/08)
      $400 thousand which is secured by a commercial real estate property in Winchester, Virginia.
          (Non-accrual as of 3/31/09)
      $324 thousand which are consumer HELOCs to two individual borrowers.
June 30, 2009 OREO (94.1% of the total)
      $2.1 million which is farmland/development acreage in the Winchester Virginia area.
          (OREO as of 3/31/08)
      $2.0 million which is a single family residence under construction in Northern Virginia.
          (OREO as of 12/31/08)
      $1.4 million which is residential building lots in Northern Virginia.
          (OREO as of 6/30/08)
      $1.2 million on building lots in Northern Virginia.
          (OREO as of 3/31/08)
      $911 thousand which consists of two parcels of land in Northern Virginia.
          (OREO as of 3/31/08)
      $774 thousand which is two office condominium units in Northern Virginia.
          (OREO as of 3/31/09)
      $527 thousand which is a two unit office condominium in Richmond, Virginia.
          (OREO as of 12/31/07)
      $452 thousand which is a commercial building and assets of a retail hardware and lumber company in Maryland.
          (OREO as of 12/31/08)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	June 30,
	2009*	2008*
	(Dollars in thousands)
For The Six Months Ended:
Balance, beginning of period	$5,751	$6,411
Provision for loan losses	1,274	1,160

Loans charged off	(1,912)	(2,269)
Recoveries of loans charged off	100	200

Net charge-offs	(1,812)	(2,069)

Balance, end of period	$5,213	$5,502

	June 30,		March 31,		December 31,		June 30,
	2009*		2009*		2008		2008*

Ratios:
Allowance for loan losses to total loans	1.47%		1.42%		1.57%		1.48%
Allowance for loan losses to non-accrual loans	0.9	X	2.3	X	1.7	X	1.9	X
Allowance for loan losses to nonperforming assets	0.3	X	0.4	X	0.3	X	0.3	X
Nonperforming assets to total assets	2.41%		2.42%		2.91%		3.85%
Net charge-offs to average loans	0.50%		0.30%		1.43%		0.54%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	June 30, 2009		December 31, 2008		June 30, 2008
	Fair		Fair		Fair
Trading Securities	Value	Yield	Value	Yield	Value	Yield
			(Dollars in thousands)
U.S. government corporations & agencies	$14,052	5.25%	$35,947	5.25%	$46,037	5.42%
PCMOs [1]	7,558	5.37%	12,251	5.42%	13,159	5.39%
SBA securities [2]	14,858	1.44%	34,386	2.99%	39,318	3.14%

Totals	$36,468	3.81%	$82,584	4.37%	$98,514	4.55%

[1]	All PCMOs are rated AAA by at least one of the following agencies: Moody’s, S&P or Fitch. $3.6 million of the PCMOs have a split rating as of June 30, 2009.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	June 30, 2009	December 31, 2008	June 30, 2008
	Fair	Fair	Fair
Fair Value Assets and Liabilities	Value	Value	Value
	(Dollars in thousands)
Trading securities	$36,468	$82,584	$98,514

Interest-bearing deposits (brokered certificates of deposit)	$9,329	$24,180	$78,964
FHLB advances	25,729	26,361	25,871

Total fair value liabilities	$35,058	$50,541	$104,835

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	June 30,	December 31,	June 30,
	2009*	2008	2008*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.06	$7.28	$8.28
Tier I risk-based capital ratio	10.0%	9.6%	10.5%
Total risk-based capital ratio	11.3%	10.9%	11.7%
Leverage capital ratio	6.8%	7.6%	8.4%
Total equity to total assets ratio	5.6%	6.5%	7.4%

*	Unaudited financial results